UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2016 (May 4, 2016)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2016, Third Point Reinsurance Ltd. (the “Company”) entered into a Waiver to Joint Venture and Investment Management Agreement (the “Waiver”) to that certain Joint Venture and Investment Management Agreement (the “2011 Investment Management Agreement”) dated as of December 22, 2011, by and among the Company, Third Point Reinsurance Ltd., Third Point Advisors LLC and Third Point LLC.

The Waiver permits the Company and its subsidiaries to withdraw cash from certain accounts created by the 2011 Investment Management Agreement to fund the Company’s previously announced share repurchase plan, which withdrawals are limited to an aggregate amount of $100 million.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Waiver to Joint Venture and Investment Management Agreement, dated as of May 4, 2016, by and among Third Point Reinsurance Company Ltd., Third Point Reinsurance Ltd., Third Point Advisors LLC and Third Point LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD POINT REINSURANCE LTD.

Date: May 9, 2016	/s/ J. Robert Bredahl
	Name:	J. Robert Bredahl
	Title:	President and Chief Operating Officer